UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2005

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following is the text of a press release issued by the registrant at 10:00 A.M. Central Time on August 5, 2005.

SIMMONS FIRST TO EXPAND TO SOUTHWEST LITTLE ROCK

Little Rock, Arkansas - - J. Thomas May, chairman, president, and chief executive officer of Simmons First National Corporation (NASDAQ NM: SFNC) and Eugene L. Maris, chairman and chief executive officer of Bank of Little Rock, announce an agreement under which Bank of Little Rock will sell its Southwest Little Rock branch at 8500 Geyer Springs Road to Simmons First National Bank, a subsidiary of SFNC. The acquisition will involve approximately $2.4 million in total deposits in addition to fixed assets. No loans will be involved in the transaction.

Commenting on the proposed sale, Steve Wade, Community President for Simmons First, stated, “We are excited about this opportunity to expand our Little Rock branch system to include Southwest Little Rock, and to continue growing the Simmons First community banking network throughout Greater Little Rock. The management team and associates of Bank of Little Rock have done an outstanding job since entering the Southwest Little Rock market almost ten years ago. We are particularly proud that the Bank of Little Rock associates in the branch will join Simmons First and will continue to serve Southwest Little Rock customers as members of our Little Rock team.”

Maris said, “We are truly grateful for the support we have received from the Southwest Little Rock area. However, the sale of the Southwest branch will allow us to concentrate our efforts toward future growth and expansion in other areas. We will continue to provide the best products and services to our customers at our Downtown, Heights, Rodney Parham, and Highway 10 locations, while continuing to service our loan customers from the Southwest Little Rock area through those locations. We are pleased that this transaction will help both Bank of Little Rock and Simmons First accomplish their respective strategic goals for the Greater Little Rock market.”

The transaction is subject to regulatory approval from the Office of the Comptroller of the Currency and the Arkansas State Bank Department. The transaction is expected to close in the late third quarter or early fourth quarter of 2005.

Simmons First National Corporation is a $2.5 billion Arkansas-based financial holding company, with eight affiliate banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy, El Dorado, and Hot Springs. The Corporation’s eight banks conduct financial operations from 78 offices, of which 76 are financial centers, in 44 Arkansas communities.

FOR MORE INFORMATION CONTACT:
ROBERT A. FEHLMAN
Senior Vice President and Chief Financial Officer
Simmons First National Corporation
(870) 541-1231

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: August 5, 2005	/s/ Robert A. Fehlman

Robert A. Fehlman, Senior Vice President and Chief Financial Officer